UNITED STATES
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SCHEDULE 14A

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Modem Media, Inc.

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     Filed by Modem Media, Inc.
pursuant to Rule 14a-12 of
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     The following is the text of a newsletter distributed to all employees of Modem Media, Inc. and Digitas Inc. on August 16, 2004:

Keeping the Digitas-Modem Dialog Open Keep your questions coming: questions@digitas.com merger@modemmedia.com

I n t e r v i e w

Jeff Coté, Chief Financial and Administrator Officer, Digitas

Jeff manages Digitas’ global operations, including: financial planning, reporting and forecasting, facilities management, and information technology, as well as its support services including IT, Legal, Investor Relations and Corporate Communications. He also evaluates business strategies while continuing to build infrastructure to support Digitas’ global presence.
Prior to joining Digitas as senior vice president and controller in 2000, he served as corporate controller for the Monitor Group and previous to that was a senior manager at Ernst & Young. Jeff holds a B.A. and an M.A. from Florida Atlantic University.

Jeff resides in Milton, Massachusetts with his wife and three sons. All are avid snowboarders and enjoy spending winter weekends in the mountains of New Hampshire.

Integrate Update: Jeff, welcome. Thank you for joining us for the second issue of Integrate Update.

Jeff:	Thank you for inviting me. I am happy to help communicate what is happening during this integration planning period.

IU:	Jeff, as the leader of integration planning, what is taking place now to help guide us through to the merger’s close?

Jeff:	We have put in place a global integration planning team that will focus on seven key areas of transition. We are working to ensure that employees, clients, and shareholders have a clear understanding of the value proposition behind our combination. We are also working to make sure that during the close and transition, we are involving the appropriate people in the planning process and respecting that we remain two separate agencies with separate businesses and client service levels to maintain.

IU:	Two of those key areas focus on employees and clients. Can you share with us the focus of those planning areas?

Jeff:	Sure. Each team will develop a formal work plan for its area. The employee value proposition team will be looking at how to best leverage human resources offerings such as compensation and benefits, career development opportunities, and learning and development structures for the greatest good of our employees. The client value proposition team is addressing how to structure the two agency model and capabilities/offerings that will best serve both companies’ present and future clients. The client conflict planning team is reviewing the clients we share and determining the right solution for each client after the close.

IU:	Do the San Francisco and London offices have a separate planning stream?

Jeff:	Yes, as we’ve indicated before, the two-agency model was one of the benefits to bringing these companies together. The Digitas offices in London and San Francisco will become offices of the Modem agency which will include the office in Norwalk. The Digitas agency network will consist of Chicago, New York and Boston. The London and San Francisco office planning includes evaluating and determining where each office will physically reside and introducing the employees of each office, among other activities.

IU:	And the additional planning areas?

Jeff:	The additional planning areas include communications, marketing of the future organization, and integration of the support organizations. The communications and marketing planning efforts will ensure the appropriate messaging is reaching all constituents, including shareholder and media, and that all of the audiences will understand and recognize the capabilities of the combined organization. Support organization integration planning encompasses aligning the Technology and Finance infrastructures, as well as integrating the Facilities, HR and Legal teams.

IU:	Sounds like a big job.

Jeff:	It takes a lot of preparation and integration planning to ensure a smooth transition for each company and we have selected good people from support and client-facing functions to be a part of the global integration team. We are excited about the planning process and sharing developments with you along the way.

IU:	Jeff, thank you for your time.

Jeff:	Thank you.

N e w s & U p d a t e s

As Jeff Coté indicated in his interview with Integrate Update, the global integration team has been established and has started working on the Digitas – Modem integration planning. The co-leaders of the seven functional teams are as follows:

	Digitas Leader	Modem Leader

Employee value proposition
The value proposition to our people of a combined	Annie Drapeau	Rose Zory
organization	Human Resources	Human Resources

Client value proposition	Susan Boland	Stuart Meyler
The specific value proposition for clients in both agencies	Marketing Agency Services	Marketing Strategy

Marketing the future organization
To ensure that Modem and Digitas are known by our new set	Laura Agostini	Tom Beeby
of capabilities	London leadership	Creative

Communication with our diverse constituents
How to ensure we have open and appropriate communication	John Stevens	Sloane Levy
with employees, investors, press and clients over the next	Corporate Communications	Legal & Human Resources
several months and ongoing

Client conflict planning
Managing conflicts between clients, as well as among	Susan Boland	Jo-Ann Abbate
common clients	Marketing Agency Services	Consulting Services

	Betreda Gains (SFO)	Raj Dev (SFO)
	Human Resources	Finance & Operations

	Martin Reidy (SFO)	Scott Sorokin (SFO)
Integrating the cultural and physical organizations in	San Francisco leadership	San Francisco leadership
London and San Francisco		Lisette Brown (LON)
The organization and cultures of our merged offices, and of	Chip Reingold (LON)
the Digitas and Modem agencies at-large	Creative	Human Resources

	Laura Agostini (LON)	Michael de Kare-Silver
	London leadership	(LON)
Europe leadership

	Brian Roberts	Frank Connolly
Integrating the support organization	Finance	Corporate leadership

(e.g., HR, Finance, IT, Legal, Facilities etc.)	Annie Drapeau	Rose Zory
	Human Resources	Human Resources

F A Q

Thank you for submitting your questions through questions@digitas.com and merger@modemmedia.com. We will address common questions received in this and future issues of Integrate Update.

How can I help the integration teams and process?
The planning follows a specific framework and will include people as needed throughout the process. The integration leaders will identify and reach out to individuals as the planning process proceeds and based on the needs of the framework that has been established. We appreciate everyone’s enthusiasm to participate in the integration planning and will call on people as needed. However, we also want to make sure that we all remain client- and work-focused at both individual companies through the close. If you have a specific question about this, or would like to know more about the process, please contact Lisa Crawford (lcrawford@digitas.com), who is serving as general manager for the integration team.

If investors see the value of the merger, then why has the price of DTAS stock decreased by almost 40% since the merger was announced?
Many global issues in the markets influence the day-to-day trading of sectors of the economy and specific stocks in the market. That is one of the reasons why we generally avoid characterizing stock performance within snapshot periods. However, it’s fair to suggest that the stock is under pressure in part due to the merger announcement. This is often the case when such announcements are made that are interpreted by the market as being “risk” associated. It is also likely being influenced by client-related issues such as recent announcements by AT&T.

What plans are being made to introduce employees of the Modem and Digitas offices in London and San Francisco?
Office leaders are planning introduction events for each office that will allow Digitas and Modem colleagues to engage socially prior to the close and the combination of each office in the respective cities. Office leadership is also planning locally-based internal communications to ensure that all staff members are fully aware of any upcoming events.

From the Legal Note Pad Digitas and Modem must continue to treat one another as competitors until the merger becomes effective.

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements regarding the acquisition of Modem Media by Digitas and the proposed date of the stockholders meetings are all forward-looking statements. Risks, uncertainties and assumptions include: possible adjournment or postponement of the stockholders meetings; failure to satisfy conditions to closing of the merger, including receipt of Digitas stockholder approval and Modem Media stockholder approval; the risk that the benefits of Digitas’ acquisition of Milton will not be achieved or will take longer than expected; and other risks that are described from time to time in Digitas’ and Modem Media’s Securities and Exchange Commission reports (including but not limited to Digitas’ Form 10-K for the fiscal year ended December 31, 2003, Modem Media’s Form 10-K for the fiscal year ended December 31, 2003 and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Digitas’ or Modem Media’s results could differ materially from Digitas’ or Modem Media’s expectations in these statements. Digitas and Modem Media assume no obligation, and do not intend to update these forward-looking statements.

Additional Information and Where to Find It

Digitas has filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Digitas are available free of charge by contacting Digitas Investors Relations, Digitas Inc., Prudential Tower, Boston, Massachusetts 02199, (617) 867-1000, and documents filed with the SEC by Modem Media are available free of charge by contacting Modem Media Investor Relations, 230 East Avenue, Norwalk, Connecticut 06855, (203) 299-7000.

Participants in Solicitation

Digitas and Modem Media, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of Digitas and Modem Media in connection with the merger and related items. Information regarding the directors and executive officers of Digitas and their ownership of Digitas shares is set forth in the proxy statement for Digitas’ 2004 annual meeting of shareholders. Information regarding the directors and executive officers of Modem Media and their ownership of Modem Media shares is set forth in the proxy statement for Modem Media’s 2004 annual meeting of shareholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus.